Exhibit 10.1

PACIFIC PREMIER BANCORP, INC.

AMENDED AND RESTATED

2022 LONG-TERM INCENTIVE PLAN

Article I

ESTABLISHMENT OF THE PLAN

Pacific Premier Bancorp, Inc. and any Subsidiary thereof (together, the “Company”) hereby establishes the Amended and Restated 2022 Long-Term Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated. The Purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, employees, directors and individuals performing services for the Company as consultants or independent contractors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications and (c) linking officers, employees, directors, consultants and independent contractors directly to stockholder interests through ownership of the Company. Awards granted under the Plan may be stock options, restricted stock or stock appreciation rights.

Article II

DEFINITIONS

2.01 “Award” means any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted under the Plan.

2.02 “Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

2.03 “Bank” means Pacific Premier Bank.

2.04 “Board” means the Board of Directors of the Company.

2.05 “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean: (i) a failure of the Participant to substantially perform his or her duties including, without limitation, repeated refusal to follow the reasonable directions of Participant’s employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, or repeated absences from work without a reasonable excuse, (ii) the Participant’s willful misconduct or gross negligence, (iii) the Participant shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, or (iv) the Participant shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, conduct constituting a felony.

2.06 “Change in Control” shall have the meaning specified in an Award Agreement. In the absence of any definition in the Award Agreement, “Change in Control” means the occurrence of any of the following events subsequent to the date of this Plan or applicable Award Agreement: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), after the date hereof, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; provided that any acquisition pursuant to a transaction where (A) the stockholders of the Company immediately prior to such transaction own directly or indirectly at least fifty percent (50%) of the combined voting power of the Company’s securities, and (B) the individuals who were members of the Company’s Board of Directors immediately prior to the acquisition transaction constitute at least two-thirds of the members of the board of directors immediately following such transaction, will not be considered a Change in Control; (ii) the sale or other disposition of all or substantially all of the assets of the Company or the transfer by the Company of greater than 25% of the voting securities of the Bank (other than to the Company); (iii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company. Notwithstanding the foregoing, in the event of payment of any Award that is nonqualified deferred compensation subject to Section 409A of the Code, “Change in Control” shall have the meaning set forth in Section 1.409A-3(i)(5) of the applicable Treasury regulations.

2.07 “Code” means the Internal Revenue Code of 1986, as amended.

2.08 “Common Stock” means shares of the common stock, par value $0.01 per share, of the Company.

2.09 “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.10 “Effective Date” means the later of (i) the date upon which the Board approves the Plan and (ii) the most recent date upon which a majority of the Company’s stockholders vote to approve the Plan.

2.11 “Employee” means any person who is employed by the Company and whose wages are reported on a Form W-2. The Company’s classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan shall be the last transaction price of the Common Stock quoted for such date by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the closing price reported by the New York Stock Exchange (“NYSE”) or any other stock exchange or quotation or listing service (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not traded on the NASDAQ, the NYSE or any other stock exchange, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by such methods or procedures as the Board may establish.

2.14 “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided, that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, without the affected Participant’s written consent, of (i) a material diminution in the Participant’s annual base compensation, provided that, for purposes of this definition, a reduction in base compensation of 10% or less shall not be considered a material diminution, (ii) any material diminution in the Participant’s authority, duties, or responsibilities, or (iii) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment. Notwithstanding the foregoing, no event or condition shall constitute Good Reason unless (i) the Participant provides notice to the Company of such condition or event no later than 30 days following the initial existence of such condition or event, and (ii) the Company fails to remedy such condition or event no later than 30 days following receipt of such notice.

2.15 “Incentive Stock Option” means any Award granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.16  “Non-Qualified Stock Option” means any Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

2.17 “Officer” means any Employee of the Company who is designated by the Board as a corporate officer.

2.18 “Option” means an Award of an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 7.01 hereof.

2.19 “Participant” means any Employee, Officer, director, consultant or independent contractor who is designated by the Committee pursuant to Article VI to participate in the Plan.

2.20 “Retirement” means a termination of employment which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or a Subsidiary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or if no such plan is maintained by the Company, a termination of employment anytime following attainment of age 65. With respect to an Award that is nonqualified deferred compensation subject to Section 409A of the Code, any termination of employment must also be considered a “separation from service” as defined in Section 1.409A-1(h) of the Treasury regulations.

2.21  “Restricted Stock Award” means an Award granted under Section 7.02 hereof.

2.22  “Restricted Stock Unit Award” means an Award granted under Section 7.03 hereof.

2.23  “Securities Act” means the Securities Act of 1933, as amended.

2.24 “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.04 hereof.

2.25 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.26 “Substitute Award” means an Award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

Article III

ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01 Plan Administration. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board. References herein to the Committee shall be deemed to include and refer to the Board of Directors to the extent applicable. The Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan. The Committee shall make all determinations with respect to participation in the Plan by Employees, Officers, directors, consultants or independent contractors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Committee shall be liable for any action or determination made by him or her in good faith.

3.02 Limitation on Liability. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s organizational documents and Bylaws, the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

3.03 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of, or obtaining of consents or approvals with respect to, such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.04 Restrictions on Transfer. The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such may be restricted pursuant to the terms of an Award Agreement or as set forth in applicable laws and regulations.

3.05 Revocation for Misconduct. Any Award, or portion thereof, under this Plan, whether or not vested, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries (or whose personal services contract is terminated in the case of a consultant or independent contractor) for Cause may be automatically terminated, or rescinded and revoked by determination of the Committee.

Article IV

ELIGIBILITY

Awards may be granted to such Employees, Officers, directors, consultants or independent contractors as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted from time to time.

Article V

COMMON STOCK AVAILABLE FOR THE PLAN

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be 9,000,000, all of which may be granted as Incentive Stock Options. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board shall make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number and exercise or purchase price of shares covered by outstanding Awards under the Plan; provided that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

The Board also may adjust the number of shares subject to outstanding Awards and the exercise or purchase price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code. Notwithstanding anything to the contrary in this Article V, the Company shall not engage in any re-pricing of any Options granted under this Plan without approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. For purposes of this Article V, the term “re-pricing” shall mean the following: (i) lowering the exercise price of an Option to take into account a decrease in the Fair Market Value of the Company’s Common Stock below the Option’s stated exercise price, or (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Award under the Plan.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, no shares shall again become available for grant under the Plan if such shares have been (i) tendered as payment to exercise an Option, or (ii) withheld to cover the exercise price of any Option or any tax withholding obligations with respect to any Award.

The Committee may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Common Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the number of shares of Common Stock authorized by the Plan. Notwithstanding the foregoing, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery of Common Stock, the shares of Common Stock previously subject to such Award will not increase the number of shares of Common Stock authorized by the Plan or otherwise be available for future delivery under the Plan.

Article VI

PARTICIPATION; AWARD AGREEMENT

The Committee shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants or independent contractors will participate in the Plan and receive Awards under the Plan. In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant or independent contractor, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

Awards may be granted individually or in tandem with other Awards. All Awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Committee in an Award Agreement delivered to and signed by the Participant.

Notwithstanding any provision of the Plan and subject to adjustment as provided in Article V, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any one calendar year shall be 400,000 shares or 30,000 shares in the case of non-employee Directors.

Except for Awards granted with respect to a maximum of five percent of the shares of Common Stock authorized for issuance under this Plan and Substitute Awards, Awards shall not provide for a designated vesting period of less than one year; provided, however, that for any Award made to a non-employee Director, the date of an annual meeting of stockholders of the Company shall be deemed satisfied if such Award vests upon the earlier of (i) the non-employee Director’s completion of one year of Board service measured from the date of grant or (ii) immediately prior to the first regular annual meeting of stockholders of the Company that occurs in the year following the date of grant.

Article VII

AWARDS

7.01 Stock Options. The Committee may from time to time grant to eligible Participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company. Awards of Incentive and Non-Qualified Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.07. The exercise price applicable to a particular Award shall be set forth in each individual Award Agreement.

7.02 Restricted Stock. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

7.03 Restricted Stock Unit. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock Units in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Unit Award represents a hypothetical unit equivalent in value to a share of Common Stock which entitles the Participant to a payment in cash or Common Stock upon the expiration of the restricted period. A Participant has no voting rights with respect to Restricted Stock Units. The Committee may, in connection with any Restricted Stock Unit Award, require the payment of a specified purchase price.

7.04 Stock Appreciation Rights. The Committee may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”) in such amounts, on such terms and conditions, as it shall determine. A SAR gives to a Participant the right to receive upon exercise, an amount equal to the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, provided it is no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR), times the number of shares of Common Stock covered by such SAR Award.

Article VIII

OPTION AWARDS

8.01 Vesting of Options.

(a)General Rules. Each Option granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement. Incentive Stock Options and Non-Qualified Stock Options shall vest and be exercisable in full on the third (3rd) anniversary of the date of grant, unless otherwise determined in the sole discretion of the Committee. Subject to the foregoing, no vesting shall occur on or after the date that a Participant’s employment or personal services contract with the Company terminates for any reason, except as set forth herein and as may be set forth in an applicable Award Agreement.

(b)Acceleration of Vesting Upon Death or Disability. In the event a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and be exercisable either by the Participant or the Participant’s representative.

(c)Accelerated Vesting Upon a Change in Control. Notwithstanding the general rule described in subsection (a) hereof, all of a Participant’s Options shall become immediately vested and exercisable upon the Participant’s termination without Cause or resignation with Good Reason, provided such termination or resignation occurs within two (2) years following a Change in Control, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

8.02 Duration of Options. Subject to the terms of an applicable Award Agreement, each Option granted to a Participant shall be exercisable at any time on or after it vests for a period of (i) ten (10) years from the date of grant (five years in the case of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company), or (ii) in the event of termination of employment for any reason except death or Disability, ninety (90) days from the date of termination.

8.03 Exception for Termination Due to Death, Disability or Retirement. If a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability or Retirement without having fully exercised his Options, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributes of his estate shall have the right, during the twelve (12) month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

8.04 Notice of Disposition; Withholding; Escrow. A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Board may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section.

8.05 Manner of Exercise. To the extent vested and exercisable, Options may be exercised in part or in whole from time to time by execution of a written notice directed to the Company, at the Company’s principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for. The Committee may, in its discretion, permit a Participant to exercise vested and exercisable options awarded under this Plan by surrendering an amount of Common Stock already owned by the Participant equal to the Options’ exercise price. Subject to any limitations set forth in the Award Agreement, for so long as the Common Stock is listed or admitted to trading on a national securities exchange, the Committee may, in its discretion, allow the Participant to make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option and any applicable withholding and employment taxes due.

8.06 $100,000 Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000. To the extent that the aggregate value of shares of Common Stock to be received by the Participant for the first time in any one year pursuant to the exercise of an Incentive Stock Option (“ISO Stock”) exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option’s grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Non-Qualified Stock Option (“NQSO Stock”). The Company shall designate which shares of Common Stock to be received by the Participant will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company’s share transfer records which shares are ISO Stock.

8.07 Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

Article IX

RESTRICTED STOCK AWARDS

9.01 Vesting Requirements. Each Restricted Sock Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Award shall immediately vest upon (i) the Participant’s termination without Cause or resignation with Good Reason, provided such termination or resignation occurs within two (2) years following a Change in Control, (ii) the Participant’s death while in the employ of the Company, or (iii) the Participant’s termination of employment with the Company as a result of Disability, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

9.02 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

9.03 Rights as Stockholder. Subject to the foregoing provisions of this Article IX and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

9.04 Section 83(b) Election. The Committee may provide in a Stock Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article X

RESTRICTED STOCK UNIT AWARDS

10.01 Vesting Requirements. Each Restricted Stock Unit Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement. The restrictions imposed on units granted under a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Unit Award shall immediately vest upon (i) the Participant’s termination without Cause or resignation with Good Reason provided such termination or resignation occurs within two (2) years following a Change in Control, (ii) the Participant’s death while in the employ of the Company, or (iii) the Participant’s termination of employment with the Company as a result of Disability, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

10.02 Restrictions. Restricted Stock Units awarded to any Participant will be subject to forfeiture until the vesting requirements have been met. Restricted Stock Units granted under any Restricted Stock Unit Award may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject units of the Restricted Stock Unit Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

10.03 Rights as Stockholder. No shares of Common Stock shall be issued at the time Restricted Stock Units are awarded and the Company will not be required to set aside a fund for the payment of such Award. A Participant has no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement). Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents (and earnings, if applicable) rounded down to nearest whole share to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.

10.04 Settlement of Restricted Stock Units. Upon the expiration of the restricted period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit (and the interest thereon, if any) or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents (and the interest thereon, if any) rounded down to the nearest whole share; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Unit. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the restricted period lapsed with respect to each vested Restricted Stock Unit.

Article XI

STOCK APPRECIATION RIGHTS AWARDS

11.01 Grant of SARs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine. A SAR shall represent a right to receive a payment in cash, shares of Common Stock, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option exercise price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.

11.02 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine. SARs granted under this Article XI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

A Participant’s SAR Award shall immediately vest upon (i) the Participant’s termination without Cause, or resignation with Good Reason provided such termination or resignation occurs within two (2) years following a Change in Control, (ii) the Participant’s death while in the employ of the Company, or (iii) the Participant’s termination of employment with the Company as a result of Disability, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement. Each SAR may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The SAR may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual SAR may vary. No SAR may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any SAR upon the occurrence of a specified event.

11.03 Duration of SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

11.04 Exercise. SARs shall be exercised by the delivery to the Company of written or other notice of exercise acceptable to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Company shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.

With respect to SARs granted in tandem with an Incentive Stock Option, (a) such SAR will expire no later than the expiration of the underlying Incentive Stock Option, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option exercise price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option exceeds the Option exercise price of the Incentive Stock Option. SARs granted in tandem with an Incentive Stock Option granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in shares of Common Stock, a certificate for the shares of Common Stock acquired upon exercise of an SAR shall be issued in the name of the Participant, or the Company shall transfer the shares of Common Stock electronically from its transfer agent to the Participant, as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.

11.05 Exercise Upon Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article XI, and may reflect distinctions based on the reasons for termination of employment.

Article XII

NONASSIGNABILITY; NONTRANSFERABILITY

Unexercised or unsettled Awards shall not be transferable by a Participant except by will or the laws of descent or distribution and, during a Participant’s lifetime, shall be exercisable only by such Participant or the Participant’s guardian or legal representative.

Article XIII

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder’s consent. If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code or for the Plan to comply with any law, regulation or stock exchange requirement, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.

Article XIV

EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company to continue in such capacity.

Article XV

WITHHOLDING AND TAXES

15.01 Withholding. The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Participant to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).

The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant’s delivery of previously-owned shares of Common Stock or other property. However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Participant otherwise would be entitled pursuant to the exercise or settlement of an Award, the fair market value of the Common Stock retained for such purpose may be up to the maximum required Federal, state and local tax withholding due upon exercise or settlement of the Award.

15.02 Section 409A. The Board intends that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, any Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment that is payable upon termination of employment shall be due to the Participant under the Plan or any Award Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, the settlement and payment of such portion of such Award shall instead be made on the first business day after the date that is six months following such separation from service (or the Participant’s death, if earlier).

Article XVI

EFFECTIVE DATE OF THE PLAN; TERM

16.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of stockholders of the Company or by a written consent of such stockholders held or executed within twelve (12) months before or after the Effective Date.

16.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

Article XVII

GOVERNING LAW

This Plan shall be construed and interpreted in accordance with the internal laws of the State of Delaware (without regard to choice of law provisions).

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Pacific Premier Bancorp, Inc. Amended and Restated 2022 Long-Term Incentive Plan, as of the 19th day of May, 2025.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Steven R. Gardner
Name:	Steven R. Gardner
Title:	President and Chief Executive Officer